UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SS&C TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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This filing consists of a letter and related information sent by SS&C Technologies, Inc. to its option holders on November 1, 2005.

To all SS&C Technologies, Inc. Option Holders
SS&C is weeks away from the merger of our company with an affiliate of The Carlyle Group. This letter explains the treatment of your employee stock options.
This treatment depends on whether or not you exercise your options prior to the effective time of the merger. I have attached a document that contains a detailed explanation of the treatment of your options, and it is extremely important you read it thoroughly. The information provided in the attached document, and in this letter, is based on the assumption the merger closes.
In an attempt to simplify the legal language in the attached document, I have summarized certain key elements below. Please recognize, these are clarifying points, and they do not override or supersede the attached document. You also need to consider the tax consequences, which are more fully described in the attached document.

•	All outstanding and unvested SS&C options you hold will become fully vested at the time of the merger.

•	All of your options will become fully vested options to buy shares in the new company, Sunshine Acquisition Corporation, unless you decide to exercise some or all of your currently vested options, as well as options that will vest at the time of the merger.

•	If you do not want your currently vested options to become vested options in the new company, you can exercise them up to the time of the merger and sell the shares in the open market or hold the shares and receive $37.25 per share when the merger closes.

•	Or, you may elect to exercise any or all of your currently vested and currently unvested options on or prior to November 14, 2005, using the Net Exercise Election procedure. If you elect this, you will receive the difference between the exercise price of your options and $37.25, less any taxes required to be withheld, shortly after the merger closes.

•	If your options become fully vested options in the new company—there will be no taxes due at the time that this occurs—they will continue to be subject to the terms of the original SS&C stock option plan under which they were granted and your stock option agreement. Your options will be for purchasing common stock in the new company and adjustments will be made to the exercise price and number of shares covered because of differences in capitalization of SS&C and the new company. Further details, and several examples, are included in the attached document.

•	If your options become fully vested options in the new company, they will continue to have the same expiration date. If you exercise your options in the new company to avoid expiration, there will be taxes due upon exercise, and there may be no liquidity for the underlying shares until an IPO or another liquidity event, such as a merger.

•	You will be requested to sign a stockholders agreement covering all your options in the new company. If you do not sign the stockholders agreement, SS&C and Sunshine Acquisition Corporation may agree not to convert your options into options in the new company. Instead, if such agreement is reached, your options will be cashed out in the merger and you will receive the difference between the exercise price of your options and $37.25, less any taxes required to be withheld, shortly after the merger closes. Details about the stockholders agreement will be provided to you shortly.
We want you to have all the information you need regarding the treatment of your SS&C options in the merger. Therefore, representatives of SS&C and Carlyle will be available to answer your questions about the treatment of your SS&C options. A conference call to discuss these matters is scheduled for Friday, November 4th at 10:00 a.m. Eastern Time.
Sincerely,
Bill Stone

STOCK OPTION FAQS
The following is a list of FAQs we’ve received regarding the options. Please continue to submit your questions to Steve Whitman at swhitman@sscinc.com and we will attempt to answer them on the employee conference call scheduled for Friday, November 4th, at 10:00 a.m. Eastern Time. Please recognize that the information provided in this document is based on the assumption the merger closes. Also, please recognize that the information contained below will not override or supersede the actual documents related to such matters.
Exercising Options
Q: If I make a “net exercise” election on or prior to November 14th, can I change my mind?
A: No. Once you make a “net exercise” election, your option will be exercised at the time of the merger.
Q: If I exercise my currently vested options and sell the shares, what price will I receive for the shares?
A: If you sell the shares in the merger, you will receive $37.25 per share. If you sell the shares on the public market, you will receive whatever price is available on the public market.
Q: If I elect the “net exercise” election, when can I expect to receive the money for my shares?
A: Similar to the stockholders of the company, you will receive your money as soon as reasonably practicable following the merger.
Q: Can I rollover the shares I own as well?
A: No, all stockholders (other than Mr. Stone) are receiving cash consideration in the merger.
New Stock Option Plan
Q: Will there be a stock option plan with the new company? Will everyone be able to participate?
A: There will be a stock option plan with the new company. The board of directors of the new company or its committee will determine whether or not an employee will receive a new option under the stock option plan.

Q: Will I be able to participate in an ESPP (employee stock purchase plan) following the merger?
A: As with most private companies, we do not anticipate implementing an ESPP following the merger.
Stockholders Agreement
Q: How does the stockholders agreement affect my options that are assumed?
A: The stockholders agreement will be distributed to you at a later date.
Q: What is the reason for having a stockholders agreement that covers my existing options? Will it negate the original agreement that presently governs them?
A: A stockholders agreement is common for privately held companies. If you do not sign a stockholders agreement, the company and Sunshine Acquisition Corporation may agree not to convert your existing options into options in the new company and instead cash out such options. In addition, the stockholders agreement will be a requirement for receiving any new options in the new company. The stockholders agreement will govern your options and the underlying shares in addition to the original governing plan and agreement.
Post-Merger Issues
Q: Are my new options in-the-money from the start?
A: If your options are in-the-money at the time of the merger, then they will be in-the-money immediately following the time they are converted.
Q: Can anything regarding my options and my elections that is agreed to on the day of the merger be rescinded afterwards?
A: No. Once the merger occurs, you cannot rescind your decision. For example, if you do not exercise your options prior to the merger, you cannot request the merger consideration after the merger.
Q: If there is no public market for the new stock, how will I be able to sell my shares when I exercise options? Who will buy them?
A: You probably will not be able to sell your shares until an IPO or another liquidity event, such as another merger.
Tax Issues

We urge you to consult your own tax advisor to determine the particular tax consequences to you. This advice cannot be relied upon to avoid tax penalties.
Q: Will the rollover of my options be tax-free?
A: Yes. You will not recognize tax at the time your options are rolled over. See Attachment C for a description of tax consequences.
Q: Are there any tax ramifications as a result of owning options in a private company, rather than a public company? Are there any other differences that I should be aware of?
A: The tax ramifications are the same in public and private companies. The biggest difference between owning options in a private company, rather than a public company is that the underlying shares generally are not tradable.
Termination of Employment
Q: If I make an election to exercise my options on or prior to November 14th, but I am no longer employed by the company when the merger closes, what happens to my unvested options?
A: Your unvested options will terminate at the time of your termination of employment.
Q: What happens if I terminate employment following the merger?
A: If you terminate employment following the merger, then you must exercise your option(s) within the time periods set forth in your option agreement. You will forfeit your options if you do not exercise your options within such time period. Note that following the merger there may be no liquidity for your underlying shares until an IPO or another liquidity event, such as another merger.

Exhibit I
Treatment of SS&C Technologies, Inc. Stock Options in Connection with Merger
     This memo concerns the treatment of your outstanding options to purchase shares of SS&C Technologies, Inc. (“SS&C” or the “Company”) common stock (your “SS&C Options”) in the proposed merger. Attachment A hereto lists your SS&C Options and the plan(s) under which such options were granted to you.
     As I am sure you know, on July 28, 2005, SS&C entered into a merger agreement with Sunshine Acquisition Corporation, a corporation affiliated with The Carlyle Group, a global private equity firm (“Carlyle”), for the sole purpose of consummating the Merger (as defined below) and arranging the related financing transactions. Pursuant to the merger agreement, which was amended on August 25, 2005 (as amended, the “Merger Agreement”), Sunshine Merger Corporation, a wholly owned subsidiary of Sunshine Acquisition Corporation, will merge with and into SS&C (the “Merger”). If and when the Merger is completed, SS&C will become a wholly owned subsidiary of Sunshine Acquisition Corporation, each outstanding share of SS&C common stock will be converted into the right to receive cash consideration of $37.25 (less any applicable withholding taxes) and, subject to limited exceptions,1 each of your unexercised SS&C Options will be assumed by Sunshine Acquisition Corporation, as further described below.
     This memo is intended to provide you with information about the treatment of your SS&C Options in connection with the Merger. Please keep in mind that there are a number of conditions that must be satisfied before the Merger can close, including a vote by SS&C’s stockholders and the closing of debt financing arrangements set forth in a commitment letter received by Sunshine Acquisition Corporation. Please see “Important Additional Information Filed with the SEC” below, which describes how to obtain additional information regarding the material terms and conditions of the Merger Agreement and the Merger.
Acceleration of Options
     In connection with the Merger, each outstanding and unvested SS&C Option will accelerate and become fully vested (together with all other previously vested, outstanding and unexercised options, your “Vested Options”) immediately prior to the effective time of the Merger (the “Effective Time”). If the Merger is not consummated, your SS&C Options will continue to vest in accordance with their respective vesting schedules, and there will be no acceleration of any of the vesting schedules.

[1]	As further described in this memo, if you do not sign a stockholders agreement with Sunshine Acquisition Corporation prior to the Merger, the Company and Sunshine Acquisition Corporation may agree not to convert your SS&C Options into options of Sunshine Acquisition Corporation. In addition, if immediately prior to the effective time of the Merger you hold SS&C Options that are, in the aggregate, exercisable for fewer than 100 shares of SS&C common stock, your SS&C Options will not be converted into options of Sunshine Acquisition Corporation. Instead, in each case, your SS&C Options will be cashed out in the Merger and you will receive the difference between the exercise price of your SS&C Options and $37.25, less any taxes required to be withheld, shortly after the Merger closes.

Exercise of Vested Options
     As described below, you may exercise or elect to exercise some, all or none of your Vested Options on or prior to November 14, 2005 (the “Election Date”). If you do not exercise or elect to exercise your Vested Options on or prior to the Election Date, then, subject to limited exceptions described below, your Vested Options will be assumed by Sunshine Acquisition Corporation in the Merger. Your method of exercise prior to the Merger will depend on whether your Vested Options are (1) SS&C Options that are already vested or vest in accordance with your option agreement on or prior to the Election Date (the “Currently Vested Options”), or (2) SS&C Options that are unvested on the Election Date, but become Vested Options immediately prior to the Merger as a result of the accelerated vesting (“Currently Unvested Options”). You should consider the tax consequences of exercising your options. Please see “Summary Tax Information” set forth in Attachment C for tax information.
     Currently Vested Options Only — Exercise Procedure
     If you wish to exercise your Currently Vested Options, and do not want them assumed in the Merger, subject to the Company’s insider trading policy, you can exercise any or all of such Currently Vested Options on or prior to the Effective Time of the Merger. This means that you can exercise your Currently Vested Options for shares of SS&C common stock with (i) cash or a check, (ii) through our option plan administrator, Smith Barney, or (iii) through any other method that may be permitted under your option agreement. If you exercise any of your Currently Vested Options and hold the shares until the time of the Merger, you will be entitled to receive the same consideration in the Merger as the holders of SS&C common stock ($37.25 per share) with respect to the shares issuable upon such exercise. Alternatively, on or prior to the Election Date, you may elect to exercise your Currently Vested Options pursuant to the “net exercise” procedure described below.
     All Vested Options — Net Exercise Procedure
     If you wish to exercise your Vested Options (Currently Vested Options and/or Currently Unvested Options), and do not want them assumed in the Merger, then you may elect to exercise any or all of such Vested Options on or prior to the Election Date through the net exercise election set forth in Attachment B (the “Net Exercise Election”), subject to the closing of the Merger. If you exercise any of your Vested Options pursuant to the Net Exercise Election, you will be entitled to receive the same consideration in the Merger as the holders of SS&C common stock ($37.25 per share) with respect to the shares issuable upon such exercise.
     The Net Exercise Election will result in the simultaneous issuance of shares of SS&C common stock to you and the automatic disposition of those shares in the Merger for cash consideration. As a result the Net Exercise Election, if and when the Merger is completed, you will receive a cash amount equal to (1) the product of (a) the number of shares of SS&C common stock subject to your Vested Options that you exercise pursuant to the Net Exercise Election, and (b) the excess, if any, of $37.25 over the exercise price per share of the SS&C common stock subject to such Vested Options, minus (2) all applicable federal, state and local taxes required to be withheld by the Company. This cash consideration will be processed through payroll and you will receive the consideration as soon as administratively possible following the Merger. Please note, no Vested Option exercise pursuant to the Net Exercise Election will be processed and completed unless the Merger is consummated. If the Merger is not consummated, you will have no right to a net exercise of your Vested Options.
     To exercise your Vested Options through the Net Exercise Election you must:
•	Complete the Net Exercise Election form attached hereto as Attachment B; and

•	Deliver to Mark Devine by facsimile at 617-526-5000, the Net Exercise Election form ON OR PRIOR TO November 14, 2005.
     If you do not elect to exercise your Currently Unvested Options through a Net Exercise Election by the Election Date, then you may not exercise your Currently Unvested Options through a Net Exercise Election prior to the Merger and they may be assumed by Sunshine Acquisition Corporation, as more fully described below.
Assumption by Sunshine Acquisition Corporation of Outstanding Options
     If the Merger is consummated, Sunshine Acquisition Corporation has agreed to assume all SS&C Options that remain outstanding at the Effective Time as long as the holder’s aggregate SS&C Options are exercisable for 100 or more shares of SS&C common stock. Each holder will be requested to enter into a stockholders agreement with Sunshine Acquisition Corporation, described below. If you do not sign a stockholders agreement, the Company and Sunshine Acquisition Corporation may agree not to convert your SS&C Options into options of Sunshine Acquisition Corporation. Thus, if you enter into a stockholders agreement, at the Effective Time any SS&C Options that you have not exercised and that you continue to hold (as long as they are exercisable for 100 or more shares of SS&C common stock) will be automatically converted into options to purchase Sunshine Acquisition Corporation common stock and the aggregate value2 of your Assumed Option (as defined below) immediately following the Merger will remain substantially the same as the value immediately prior to the Merger.
     Each SS&C Option assumed (an “Assumed Option”) by Sunshine Acquisition Corporation will continue to be subject to the terms and conditions set forth in the SS&C stock option plan governing your stock option and your individual stock option agreement, except that your option is now fully vested, is subject to a new stockholders agreement and it is an option to purchase Sunshine Acquisition Corporation common stock with the adjustments to the exercise price and number of shares covered by your option described below.

[2]	The reference to the aggregate value of your Assumed Options in this memo means the aggregate value of the shares underlying your Assumed Options at such time, less the aggregate exercise price of your Assumed Options.

     If immediately prior to the effective time of the Merger you hold SS&C Options that are, in the aggregate, exercisable for fewer than 100 shares of SS&C common stock, your SS&C Options will terminate at the Effective Time of the Merger (and will not be assumed by Sunshine Acquisition Corporation). In exchange for your terminated SS&C Options you will receive a cash payment equal to (1) the product of (a) the number of shares of SS&C common stock subject to your SS&C Options, and (b) the excess, if any, of $37.25 over the exercise price per share of the SS&C common stock subject to such SS&C Options, minus (2) all applicable federal, state and local taxes required to be withheld by the Company.
     Stockholders Agreement
     You will be requested to enter into a stockholders agreement with Sunshine Acquisition Corporation and Carlyle. If you do not enter into such stockholders agreement, the Company and Sunshine Acquisition Corporation may agree not to have your SS&C Options converted into options of Sunshine Acquisition Corporation. Instead, if such agreement is reached, your SS&C Options will terminate at the Effective Time of the Merger (and will not be assumed by Sunshine Acquisition Corporation). In exchange for your terminated SS&C Options you will receive a cash payment equal to (1) the product of (a) the number of shares of SS&C common stock subject to your SS&C Options, and (b) the excess, if any, of $37.25 over the exercise price per share of the SS&C common stock subject to such SS&C Options, minus (2) all applicable federal, state and local taxes required to be withheld by the Company. The stockholders agreement will be provided to you by Sunshine Acquisition Corporation in the near future and it will govern, in addition to your stock option agreement, your Assumed Options and any new option awards.
     Adjusted Number of Option Shares
     If you hold an Assumed Option, it will be exercisable for that number of whole shares of common stock of Sunshine Acquisition Corporation equal to the product (rounded down to the nearest whole number of shares of Sunshine Acquisition Corporation common stock) of (x) the number of shares of SS&C common stock that were issuable upon exercise of such Assumed Option immediately prior to the Effective Time and (y) the quotient obtained by dividing (i) $37.25 by (ii) the fair market value of a share of Sunshine Acquisition Corporation common stock immediately following the Effective Time (the “Option Exchange Ratio”). It is expected that the fair market value of Sunshine Acquisition Corporation common stock immediately following the Effective Time will be based on the fair market value of SS&C common stock at the Effective Time, which will be equal to the per share cash merger consideration of $37.25.
     For example, if your Assumed Option covers 1,000 shares of SS&C common stock immediately prior to the Effective Time and immediately following the Effective Time the fair market value of a share of Sunshine Acquisition Corporation common stock is $37.25, then the Assumed Option will cover 1,000 shares of Sunshine Acquisition Corporation common stock after the Effective Time (calculated as 1,000 times the Option Exchange Ratio ($37.25 divided by $37.25), rounded down to the nearest whole share) for an aggregate share value of $37,250 (determined by multiplying 1,000 shares by a share price of $37.25).
     If, however, the capitalization of Sunshine Acquisition Corporation is different than the capitalization of SS&C, the fair market value of a share of Sunshine Acquisition Corporation common stock may be higher or lower than $37.25 immediately following the Effective Time. As a result, the number of shares subject to your Assumed Option will be lower or higher, as the case may be, but the aggregate value of your Assumed Option immediately following the Merger will remain substantially the same (subject to differences due to rounding) as the value immediately prior to the Merger.
     For example, if your Assumed Option covers 1,000 shares of SS&C common stock immediately prior to the Effective Time and immediately following the Effective Time the fair market value of a share of Sunshine Acquisition Corporation common stock is $50.00, then the Assumed Option will cover 745 shares of Sunshine Acquisition Corporation common stock after the Effective Time (calculated as 1,000 times the Option Exchange Ratio ($37.25 divided by $50.00), rounded down to the nearest whole share) for an aggregate share value of $37,250 (determined by multiplying 745 shares by a share price of $50.00).
     Adjusted Exercise Price
     The per share exercise price for the shares of Sunshine Acquisition Corporation common stock issuable upon exercise of your Assumed Option will be equal to the quotient (rounded up to the next whole cent) obtained by dividing (x) the exercise price per share of SS&C common stock at which your option was exercisable immediately prior to the Effective Time by (y) the Option Exchange Ratio.
     For example, if your Assumed Option currently has an exercise price of $10.00 per share of SS&C common stock and immediately following the Effective Time the fair market value of a share of Sunshine Acquisition Corporation common stock is $37.25, then your exercise price will remain $10.00 per share (calculated as $10.00 divided by the Option Exchange Ratio ($37.25 divided by $37.25), rounded up to the nearest whole cent), for an aggregate exercise price of $10,000 based on 1,000 shares.
     If, however, the fair market value of a share of Sunshine Acquisition Corporation common stock is determined to be higher or lower than $37.25 immediately following the Effective Time, as described above, then the exercise price of shares subject to your Assumed Option will be higher or lower, but the aggregate exercise price of your Assumed Option will remain substantially the same (subject to differences due to rounding).
     For example, if your Assumed Option currently has an exercise price of $10.00 per share of SS&C common stock and immediately following the Effective Time the fair market value of a share of Sunshine Acquisition Corporation common stock is $50.00, then your exercise price will be $13.43 per share (calculated as $10.00 divided by the Option Exchange Ratio ($37.25 divided by $50.00), rounded up to nearest whole cent) for an aggregate exercise price of $10,005.35 based on 745 shares.
     No Public Market
     Sunshine Acquisition Corporation is currently a private company. Therefore, any shares of Sunshine Acquisition Corporation common stock that you may acquire upon exercising your Assumed Options, (i) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) are “restricted securities” within the meaning of Rule 144 under the

Securities Act, and (iii) cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available. You should note that (a) the exemption from registration under Rule 144 or otherwise may not be available for at least one year and even then will not be available unless a public market then exists for the Sunshine Acquisition Corporation common stock, adequate information concerning Sunshine Acquisition Corporation is then available to the public, and other terms and conditions of Rule 144 are complied with, and (b) there is now no registration statement on file with the Securities and Exchange Commission (the “SEC”) with respect to any stock of Sunshine Acquisition Corporation, and Sunshine Acquisition Corporation has no obligation to you or current intention to register any shares of Sunshine Acquisition Corporation common stock under the Securities Act.
     If you terminate employment following the Merger, you will only have the period of time set forth in your option agreement to exercise your Assumed Options. As a result, to take advantage of any option value you may need to exercise your Assumed Options prior to your being able to sell the underlying shares.
     Information Regarding Assumed Options
     If and when the Merger is consummated, Sunshine Acquisition Corporation will contact you to provide additional information concerning your Assumed Options. Until then, please retain this memo and the attachments hereto along with your option agreements in order for you to have a complete record of the terms and provisions applicable to your Assumed Options.
     Option Awards in Sunshine Acquisition Corporation
     We also wanted to advise you that in connection with the Merger, Sunshine Acquisition Corporation expects to adopt an option plan under which employees (including executive officers), consultants and directors will be eligible to receive awards of options to purchase shares of common stock of Sunshine Acquisition Corporation. The aggregate number of shares issuable pursuant to the grants under that plan are expected to be approximately 15% of the fully diluted equity of Sunshine Acquisition Corporation immediately after the consummation of the Merger. If and when the Merger is consummated, Sunshine Acquisition Corporation will be contacting you to provide additional information concerning the new option awards.
Question and Answer Conference Call
     A conference call has been scheduled for Friday, November 4th, at 10:00 a.m. Eastern Time, where representatives of SS&C and Carlyle will be available to answer questions regarding the treatment of your SS&C Options in connection with the Merger. Additional information about the conference call will be provided to you prior to November 4th.

Important Additional Information Filed with the SEC
     In connection with the proposed Merger, on October 19, 2005, SS&C filed a definitive proxy statement with the SEC. You are urged to read carefully in its entirety the definitive proxy statement because it contains important information about SS&C, the Merger and related matters.
     You may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC through the web site maintained by the SEC at www.sec.gov.
     In addition, you may obtain free copies of the definitive proxy statement from SS&C by contacting Investor Relations, SS&C Technologies, Inc., 80 Lamberton Road, Windsor, CT 06095, telephone (860) 298-4500.
     SS&C and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding SS&C’s directors and executive officers is contained in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004 and its annual meeting proxy statement dated April 26, 2005, which are filed with the SEC. Additional information regarding the interests of the potential participants is included in the definitive proxy statement and other relevant documents on file with the SEC.
     You should consult with your personal legal, financial and tax advisors before deciding whether or not to exercise your Vested Options. Please see “Summary Tax Information” set forth in Attachment C. SS&C is not making a recommendation as to whether or not you should exercise your Vested Options or have them assumed.

Form of Attachment A

Name	Outstanding Options	Plan Name

Attachment B
NET EXERCISE ELECTION FORM
I, ______, hereby elect to exercise my outstanding and unexercised options set forth below (the “Options”) through a “net exercise” at the time of the merger (the “Merger”) between Sunshine Merger Corporation and SS&C Technologies, Inc. (the “Company”).
By electing to exercise my Options through a “net exercise,” I hereby agree to the following:
1. The Options, to the extent then outstanding and unexercised, will be automatically exercised at the time of the Merger and I will be entitled to receive an amount equal to (1) the product of (a) the number of shares of Company common stock set forth below that are subject to such Options, and (b) the excess, if any, of $37.25 over the exercise price per share of the Company common stock subject to such Options, minus (2) all applicable federal, state and local taxes required to be withheld by the Company.
2. No Option exercise pursuant to this net exercise election will be processed and completed unless the Merger is consummated.
3. If the Merger is not consummated, my Options will not be exercised and I will have no right to a net exercise of my options.
4. My options to purchase common stock of the Company that are currently “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”), will no longer be ISOs if I elect to exercise such options through this net exercise election.
5. The following represent the Options that I would like to exercise through the net exercise provision:

Date of Grant	Number of Shares to be Exercised	Governing Option Plan

To exercise your Options, please sign below and return this Net Exercise Election Form to Mark Devine via facsimile at 617-526-5000 no later than November 14, 2005. This Net Exercise Election Form will not be honored unless it is received by November 14, 2005.
***

OPTIONHOLDER

Print Name:

Date: __/__/____

Attachment C
Summary Tax Information
     The following discussion summarizes only the material United States federal income and employment tax consequences related to the assumption and pre-Merger exercise of Vested Options. We do not intend it to be a complete analysis or description of all potential U.S. federal and employment tax consequences of such actions. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. We urge you to consult your own tax advisor to determine the particular tax consequences to you.
     To comply with Internal Revenue Service Circular 230, you are hereby notified that: (a) any discussion of federal tax issues in this Attachment C is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; and (b) any such discussion is written in connection with the promotion or marketing by the Company of the transactions or matters addressed herein.
Q: What happens if I do not exercise my Vested Options prior to the Merger?
A: If you do not elect to exercise your Vested Options, this includes both incentive stock options and non-statutory stock options, your Vested Options will be assumed in the Merger (subject to certain limited exceptions described in Exhibit I) and become options to purchase Sunshine Acquisition Corporation common stock in accordance with the terms of the Merger Agreement. You will not recognize taxable income at the time your Vested Options are assumed.
Q: What will happen if I elect to exercise my Currently Vested Options prior to the Merger?
A: The answer depends on whether you hold incentive stock options or non-statutory stock options.
Non-statutory stock options. If you acquire your SS&C common stock through the exercise of non-statutory stock options, then you will recognize ordinary income equal to the product of (1) the number of shares received upon exercise of the option, and (2) the excess of (a) the fair market value of a share of SS&C common stock on the date of exercise over (b) the per share exercise price paid for those shares. Such income will constitute wages subject to the collection of applicable federal and state income and employment withholding taxes.
Incentive stock options. If you acquire your SS&C common stock through the exercise of an incentive stock option, then you will not owe to SS&C income or employment tax withholding. However, the receipt of the cash consideration in the Merger will trigger a disqualifying disposition of those shares. Upon the disqualifying disposition, you will recognize ordinary income equal to the product of (1) the number of shares received upon exercise of the option, and (2) the excess of (a) the fair market value of a share of SS&C common stock on the date the incentive stock option was exercised over (b) the per share exercise price paid for those shares. Any additional gain or any loss recognized upon the exchange of those shares for the cash consideration in the Merger will be short-term capital gain or loss.

Q: What will happen if I elect to exercise my Vested Options pursuant to the Net Exercise Election?
A: If you exercise your Vested Options pursuant to the Net Exercise Election, then you will recognize ordinary income equal to (1) the product of (a) the number of shares of SS&C common stock subject to your Vested Options that you exercise pursuant to the Net Exercise Election, and (b) the excess, if any, of $37.25 over the exercise price per share of the SS&C common stock subject to such Vested Options. Such income will constitute wages subject to the collection of applicable federal and state income and employment withholding taxes. This tax treatment will apply to both incentive stock options and non-statutory stock options.
Important Note: If you have incentive stock options, the acceleration of the Vested Options may cause some portion of your incentive stock options to be treated as non-statutory stock options. Under the Code, if the aggregate fair market value (determined as of the date of grant) of the shares granted to any employee under an incentive stock option that becomes exercisable for the first time in any calendar year exceeds $100,000, the options in excess of such limitation will be treated as non-statutory stock options. If this $100,000 threshold is exceeded, the determination of which Vested Options will continue to qualify as incentive stock options is made based on the date on which the Vested Options were granted.

Important Additional Information Filed with the SEC
     SS&C Technologies, Inc. (“SS&C” or the “Company”), filed with the SEC on October 19, 2005 a definitive proxy statement (the “Proxy Statement”) in connection with the Agreement and Plan of Merger, dated as of July 28, 2005, as amended August 25, 2005 (the “Merger Agreement”), by and among the Company, Sunshine Acquisition Corporation, a Delaware corporation (“Parent”), and Sunshine Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Company mailed the Proxy Statement to its stockholders on October 21, 2005. The Proxy Statement contains important information about the Company, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement.
     Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.
     In addition, investors and security holders may obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, SS&C Technologies, Inc., 80 Lamberton Road, Windsor, CT 06095, telephone (860) 298-4500.
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 26, 2005, which are filed with the SEC. Additional information regarding the interests of the potential participants is included in the Proxy Statement and other relevant documents on file with the SEC.
Cautionary Note Regarding Forward-Looking Statements
     Statements in this document regarding the proposed Merger, the expected effects, timing and completion of the proposed transaction and any other statements about SS&C’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of Parent to consummate the necessary debt financing arrangements set forth in a commitment letter received by Parent or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in SS&C’s industry, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. In addition, any forward-looking statements represent SS&C’s estimates only as of today and should not be relied upon as representing SS&C’s estimates as of any subsequent date. SS&C disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.